Exhibit 10.4

FIXED RATE NOTE DUE 2019

U.S. $500,000,000	New York
February 17, 2009

The undersigned, MEAD JOHNSON & COMPANY, a Delaware corporation, (such corporation, together with its successors and assigns, herein called the “Company”), hereby promises to pay to the order of E.R. SQUIBB & SONS, L.L.C., a Delaware limited liability company (such company, together with its successors and assigns, the “Payee”), the outstanding part of the principal amount set forth above on February 17, 2019 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate per annum equal to 6.91% from the date hereof, payable semiannually, on each Interest Payment Date (as defined in the Terms referred to below), until the principal amount hereof shall have been paid in full and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Terms referred to below) on any overdue amount of principal of or interest on this fixed rate note due 2019 (the “Note”), payable on demand.

The Note is subject to the terms set forth in Exhibit A hereto (the “Terms”), including Article I thereof, which sets forth certain defined terms used in the Note, all of which are considered a part of the Note.

1. Interest

As provided in the Terms, interest shall accrue on the outstanding principal amount of the Note from and including the first day of an Interest Period to but excluding the earlier of the last day of such Interest Period and the day on which the Note is repaid or prepaid in full.

2. Method of Payment

The Company will pay principal of and interest on the Note by means of wire transfer of immediately available funds to the account of the Payee, as set forth in the Terms. The Company will pay principal and interest in Dollars.

3. Ranking

The obligations under the Note will be senior unsecured obligations of the Company and will rank pari passu with all existing and future unsubordinated indebtedness of the Company.

4. Amortization

The Note is not subject to amortization. The Company shall pay to the Payee principal amount of the Note on the Maturity Date.

5. Optional Prepayment

As set forth in the Terms, the Company shall have the right, at its option, at any time and from time to time to prepay the Note, in whole or in part, at face value of the outstanding principal amount and all interest accrued on the principal amount being prepaid to the date of payment.

6. Notice of Prepayment

The Payee shall be given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) at least five Business Days before the prepayment, as contemplated in the Terms.

7. Guarantee

The payment by the Company of the principal of and interest on the Note is fully and unconditionally guaranteed on a joint and several basis by Holdings as provided it, and subject to, the Terms.

8. Covenants

Holdings and the Company agree to comply with the covenants, as set forth in the Terms, so long as any amount of principal of or interest on the Note or any expenses or other amounts payable under the Note shall be unpaid.

9. Defaults and Remedies

If an Event of Default as set forth in the Terms occurs and is continuing, the Payee may declare all or any part of the outstanding principal amount of the Note to be due and payable immediately in the manner, at the price and with the effect provided in the Terms. Certain events of bankruptcy or insolvency are Events of Default which will result in the Note being due and payable immediately upon the occurrence of such Events of Default.

10. Transferability of the Note

The Payee may transfer all or a portion of its interests, rights and obligations under the Note (including the principal amount of and interest on the Note at the time owing to it) without consent of the Company only to an Affiliate of the Payee. A transferee of the Note (or a portion of the Note) shall be a party hereto and, to the extent of the interest transferred, have the rights and obligations of the Payee under the Note.

Upon surrender of the Note at the principal executive office of the Company for transfer or exchange, the Company shall execute and deliver one or more new notes in exchange therefor, payable to such Person as the Payee may request, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new note shall be substantially in the form of the Note. Each such new note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

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11. Amendments; Successors and Assigns

Neither the Note nor any term hereof may be amended or waived orally or in writing, except that any term of the Note may be amended and the observance of any term of the Note may be waived with the written consent of the Company and the Payee. The provisions of the Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Payee and its successors and assigns. The Company’s successors and assigns shall include a receiver, trustee or debtor-in-possession of or for the Company.

12. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Note, the Payee waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

13. Waiver of Certain Defenses by the Company

The Company’s obligations under the Note are absolute and unconditional and shall not be subject to any defense, setoff or counterclaim that may at any time be available to or be asserted by the Company. The Company hereby waives, and agrees not to assert, any right to offset or interpose as a defense or counterclaim any claim against the Payee against its obligations under the Note. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

14. GOVERNING LAW

THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

15. Jurisdiction

The Company and Holdings hereby submit to the exclusive personal jurisdiction of the courts of the State of New York and the federal courts of the United States sitting in New York County, and any appellate court from any such state or federal court.

16. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

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REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO EXECUTE THE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

17. Severability

Any provision of the Note held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall use their best efforts to replace the provision held invalid, illegal or unenforceable with a provision that the parties reasonably believe to be valid, legal and enforceable and which has a substantially identical economic and legal effect as the provision that was held to be invalid, illegal or unenforceable.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused the Note to be duly executed.

MEAD JOHNSON & COMPANY,

By:	/s/ Kevin Wilson
Name:	Kevin Wilson
Title:	Vice President and Treasurer

MEAD JOHNSON NUTRITION COMPANY,

By:	/s/ Kevin Wilson
Name:	Kevin Wilson
Title:	Vice President and Treasurer

(Note due 2019)

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Acknowledged and agreed by:

E.R. SQUIBB & SONS, L.L.C.,

By:	/s/ Jeffrey Galik
Name:	Jeffrey Galik
Title:	Treasurer

(Note due 2019)

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Exhibit A

The Company, the Payee and Holdings agree that the following Terms shall apply to the Note. Any reference to the Note shall also constitute a reference to these Terms.

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in the Note, the following terms have the meanings specified below:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Note, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Control” shall mean the occurrence of any one of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Holdings or one of its Subsidiaries; (b) the consummation of any transaction (including any merger, consolidation, spin-off, split-off, or primary or secondary sale of stock) the result of which is that the Principal Shareholder ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Holdings, measured by voting power rather than number of shares; (c) the first day on which the majority of the members of the board of directors of Holdings cease to be Continuing Directors; or (d) Holdings ceasing to own, directly or indirectly, beneficially or of record, 100% of the Capital Stock in the Company.

“Company” shall have the meaning given to such term in the first paragraph of the Note.

“Consolidated Net Tangible Assets” shall mean, with respect to the Holdings, the total amount of its assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of Holdings and its consolidated subsidiaries and determined on a consolidated basis in accordance with GAAP.

“Continuing Director” shall mean, as of any date of determination, any member of the board of directors of Holdings who: (a) was a member of such board of directors on the date of the Note; or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlling” and “Controlled” shall have correlative meanings.

“Debt” of any Person shall mean (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; (iii) all rental obligations as lessee under leases which shall have been or should be recorded as Capital Lease Obligations; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (vi) the liquidation value of all preferred Capital Stock of such Person which is redeemable at the option of the holder thereof or which may become (by scheduled or mandatory redemption) due within one year of the final Maturity Date; (vii) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (i) through (vi) above; and (viii) all obligations of the kind referred to in clauses (i) through (vii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the applicable Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Debt of any Person shall include Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” shall have the meaning given to such term in Section 2.01(c).

“Dollars” or “$” shall mean lawful money of the United States of America.

“Event of Default” shall have the meaning given to such term in Article V.

“Exchange Act” shall mean Securities Exchange Act of 1934, as amended.

“Funded Debt” shall mean Debt of Holdings or a Subsidiary owning Restricted Property maturing by its terms more than one year after its creation and Debt classified as long-term debt under GAAP and, in the case of Funded Debt of Holdings, ranking at least pari passu with the Note.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Authority” shall mean the government of any nation, including the United States of America, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Holdings” shall mean Mead Johnson Nutrition Company, a Delaware corporation.

“Interest Payment Date” shall mean, with respect to the Note, the last day of each Interest Period applicable to the Note.

“Interest Period” shall mean the period commencing on the date of the Note or on the last day of the immediately preceding Interest Period applicable to the Note, as the case may be, and ending on the earliest of (a) the next succeeding March 1 or September 1 and (b) the Maturity Date; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and (ii) the first Interest Period after the date of the Note will end on September 1, 2009.

“Lien” shall mean any mortgage, pledge, lien, encumbrance, charge or security interest.

“Maturity Date” shall mean February 17, 2019.

“Note” shall have the meaning given to such term in the first paragraph hereof.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) of all other monetary obligations under the Note, including obligations to pay fees, indemnification obligations and other obligations, whether primary, secondary, direct, contingent, fixed or otherwise, of the Company to the Payee (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company or any Subsidiary under or pursuant to the Note (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Payee” shall have the meaning given to such term in the first paragraph of the Note.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Principal Shareholder” shall mean Bristol-Myers Squibb Company, a Delaware corporation, and its Affiliates.

“Restricted Property” shall mean (i) any manufacturing facility (or portion thereof) owned or leased by Holdings or any Subsidiary and located within the continental United States of America which, in the opinion of the board of directors of Holdings, is of material importance to the business of Holdings and its Subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets, and (ii) any shares of Capital Stock or indebtedness of any Subsidiary owning any such manufacturing facility. As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.

“Revolving Credit Facility” shall mean the $410,000,000 Three Year Revolving Credit Facility Agreement dated as of February 17, 2009, among Holdings, the Company, the borrowing subsidiaries thereto, the subsidiary guarantors thereto, if any, the lenders thereto, Bank of America, N.A., Credit Suisse and Morgan Stanley Bank, as Co-Documentation Agents, Bank of Tokyo-Mitsubishi UFJ Trust Company, Royal bank of Canada and UBS Loan Finance LLC, as Senior Managing Agents, Citibank, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent.

“Sale and Leaseback Transaction” shall mean any arrangement with any Person pursuant to which Holdings or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by Holdings or the Subsidiary to such Person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (ii) leases between Holdings and a Subsidiary or between Subsidiaries, (iii) leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property, and (iv) arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Subsidiary” shall mean a corporation the majority of the outstanding Voting Stock of which is owned, directly or indirectly, by Holdings.

“Terms” shall have the meaning given to such term in the Note.

“Value” shall mean, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the market interest rate for the Debt of the Company (as determined in good faith by the board of directors of the Company).

“Voting Stock” shall mean, as applied to the stock of any corporation, stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (and, in case of the Payee, its successors, assigns and transferees of the Note), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to the Note (including the Terms) in its entirety and not to any particular provision hereof, (d) all references in the Terms to Articles, Sections, Paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections and Paragraphs of, and Exhibits and Schedules to, the Terms and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Payee that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Payee requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

ARTICLE II

Payments Under the Note

SECTION 2.01. Interest. (a) Subject to the provisions of paragraph (b) below, the Note shall bear interest on the outstanding principal amount at the rate per annum equal to 6.91%, payable on the Interest Payment Dates, except as otherwise provided herein. All interest hereunder shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) Interest shall accrue from and including the first day of an Interest Period to but excluding the earlier of the last day of such Interest Period and the day on which the Note is repaid or prepaid in full.

(c) Notwithstanding the foregoing, if any principal of or interest on the Note or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% per annum plus the rate otherwise applicable to the Note (the “Default Rate”).

(d) Accrued interest on the outstanding principal amount of the Note shall be payable in arrears on each Interest Payment Date and upon repayment or prepayment of the principal amount of the Note in full; provided that (i) interest accrued pursuant to Section 2.01(c) shall be payable on demand and (ii) in the event of any repayment or prepayment of any part of the outstanding principal amount of the Note, accrued interest on such principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

SECTION 2.02. Optional Prepayment of the principal amount of the Note. (a) The Company shall have the right at any time and from time to time, at its option, to prepay, in whole or in part, the outstanding principal amount of the Note and the amount of all interest accrued on the principal amount being prepaid to the date of payment, upon at least five Business Days’ prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Payee before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of the Note (or portion of the Note) to be prepaid, shall be irrevocable and shall commit the Company to prepay the Note by the amount stated herein on the date stated herein. All prepayments under this Section 2.02 shall be without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

SECTION 2.03. Repayment of the principal amount of the Note. (a) The Company shall pay to the Payee, on the Maturity Date, the outstanding principal amount of the Note, together with accrued and unpaid interest on such principal amount to but excluding the date of such payment.

(b) Any prepayment, voluntary or mandatory, or retirement of the principal amount of the Note by the Company shall reduce the outstanding principal amount of the Note. No interest shall accrue on the principal amount that has been repaid (prepaid) from and including the day of the repayment (prepayment).

SECTION 2.04. Maintenance of Accounts. (a) The Payee shall, and is hereby authorized by the Company to, endorse on the schedule attached to the Note delivered to the Payee (or on a continuation of such schedule attached to the Note and made a part hereof), or otherwise to record in the Payee’s internal records, an appropriate notation evidencing the date and amount of the Note, each payment and prepayment of principal of the Note, each payment of interest on the Note and the other information provided for on such schedule; provided, however, that the failure of the Payee to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Note in accordance with the terms hereof.

(b) The entries made in the accounts maintained pursuant to paragraph (a) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Payee to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the Note in accordance with its terms.

SECTION 2.05. Payments. (a) The Company shall make each payment (including principal of or interest on any Note and other amounts) under the Note not later than 12:00 (noon), New York City time, on the date when due in immediately available funds in Dollars, without setoff, defense or counterclaim. Each payment of principal of or interest on the Note shall be made to the Payee of the Note by means of wire transfer for the account of the Payee to account number 777168345, Credit Name: ER & Squibb & Sons, LLC, ABA 021000021 at JPMorgan Chase Bank, N.A. (or to such other account as shall have been specified by a holder of the Note in one or more notices delivered to the Company).

(b) Anything herein to the contrary notwithstanding, any payment of principal of or interest on the Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day (it being understood that such excluded interest shall be payable on the next following Interest Payment Date); provided that if the Maturity Date of the Note or other date, when all the outstanding principal amount of the Note is repaid in full, is a date other than a Business Day, then and in such event, such payment shall be made on the next succeeding Business Day, but shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

ARTICLE III

Covenants

Holdings and the Company covenant and agree with the Payee that so long as the Note shall remain in effect or the principal of or interest on the Note or any fees or any other amounts payable hereunder shall be unpaid, and unless the Payee shall otherwise consent in writing:

SECTION 3.01. Existence. Subject to Article IV, Holdings and the Company will, and will cause each of the Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

SECTION 3.02. Liens. Holdings and the Company shall not create, assume or suffer to exist and will not permit any of the Subsidiaries to create, assume or suffer to exist any Lien upon any Restricted Property to secure any Debt of Holdings, any Subsidiary or any other Person, without making effective provision whereby all then outstanding principal amounts of and interest on the Note shall be secured by such Lien equally and ratably with (or prior to) such Debt for so long as such Debt shall be so secured, except that the foregoing shall not prevent Holdings or any Subsidiary from creating, assuming or suffering to exist any of the following Liens:

(a) Liens existing on the date hereof;

(b) any Lien existing on property owned or leased by any Person at the time it becomes a Subsidiary;

(c) any Lien existing on property at the time of the acquisition thereof by Holdings or any Subsidiary;

(d) any Lien to secure any Debt incurred prior to, at the time of, or within 12 months after the acquisition of any Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures Debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Restricted Property;

(e) any Lien to secure any Debt incurred prior to, at the time of, or within 12 months after the completion of the construction, alteration, repair or improvement of any Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures Debt which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property;

(f) any Liens securing Debt of a Subsidiary owing to Holdings or to another Subsidiary;

(g) any Liens securing industrial development, pollution control or similar revenue bonds;

(h) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (g) above, so long as the principal amount of the Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and such Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on such property); and

(i) any Lien not permitted by clauses (a) through (h) above securing Debt which, together with the aggregate outstanding principal amount of all other Debt of Holdings and the Subsidiaries owning Restricted Property which would otherwise be subject to the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 3.04 but for this clause (i), does not at any time exceed 15% of Consolidated Net Tangible Assets.

SECTION 3.03. Limitation on Sale and Leaseback Transactions. Holdings and the Company shall not enter into any Sale and Leaseback Transaction, or permit any Subsidiary owning Restricted Property so to do, unless either:

(a) Holdings, the Company or such Subsidiary would be entitled to incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased without equally and ratably securing the obligations under the Note without violating Section 3.03, or

(b) during the six months immediately following the effective date of such Sale and Leaseback Transaction, an amount equal to the Value of such Sale and Leaseback Transaction is applied to (A) the acquisition of Restricted Property or (B) optional prepayment of the Note or the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise).

SECTION 3.04. Maintenance of Structural Parity. Holdings and the Company shall not permit any Subsidiary of Holdings (other than the Company) to create, incur, assume, become liable in respect of or suffer to exist, as a subsidiary borrower or as a guarantor, any obligations or any indebtedness under the Revolving Credit Facility or any Debt, which proceeds were used to repay or refinance the Revolving Credit Facility, unless such Subsidiary irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Payee, its successors and permitted transferees of the Note the due and punctual payment and performance of the Obligations (whether at stated maturity, by acceleration, by amortization, by optional prepayment or otherwise), on the same terms and conditions as those set forth in Article VI for Holdings’ guarantee.

ARTICLE IV

Consolidation, Merger, Conveyance or Transfer

Holdings shall not consolidate with or merge into any other corporation, and Holdings and the Company shall not convey or transfer, or permit any Subsidiary to convey or transfer the assets of Holdings and the Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless:

(a) the corporation formed by such consolidation or into which Holdings is merged or the Person which acquires by conveyance or transfer the assets of Holdings and the Subsidiaries, taken as a whole, substantially as an entirety shall be organized and existing under the laws of the United States of America or any State of the United States of America or the District of Columbia, and shall expressly assume, by a written instrument, in form satisfactory to the Payee, the due and punctual payment of the principal of (and premium, if any) and interest on the Note and the performance of every covenant of the Note on the part of Holdings and the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Payee, upon its reasonable request, a certificate of an officer of the Company and an opinion of the counsel for the Company each stating that such consolidation, merger, conveyance or transfer and the written instrument on assumption of duties, executed pursuant to paragraph (a), with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

In the event of any such permitted conveyance or transfer, Holdings or the Company as the predecessor may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE V

Events of Default

In case of the occurrence of any of the following events (each an “Event of Default”):

(a) default shall be made in the payment of any principal of the Note when and as the same shall become due and payable, whether at the Maturity Date or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(b) default shall be made in the payment of any interest on the Note or any fee or any other amount due under the Note, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 30 days;

(c) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than the covenant, condition or agreement a default in the performance of which is elsewhere in this Section specifically dealt with) by Holdings or the Company and such default shall continue unremedied for a period of 90 days after notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder is given by the Payee to the Company;

(d) an order for relief against Holdings or the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law shall be entered by a court having jurisdiction in the premises or a decree or order shall be entered by a court having jurisdiction in the premises adjudging Holdings or the Company a bankrupt or insolvent under any other applicable federal or state law, or a decree or order shall be entered approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Holdings or the Company under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Holdings or the Company or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and any such decree or order shall continue unstayed and in effect for a period of 90 consecutive days; or

(e) Holdings or the Company shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization or relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, or shall consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Holdings or the Company or of any substantial part of their property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take a corporate action in furtherance of any such action;

(f) a Change in Control shall occur; or

(g) the guarantee in Article VI shall cease to be, or shall be asserted by the Company or Holdings not to be, a valid and binding obligation on the part of Holdings;

then, (i) in any event with respect to the Company described in paragraphs (a), (b), (c), (f) or (g) above, at any time thereafter during the continuance of such event, the Payee may, by notice to the Company, declare the Note to be forthwith due and payable in whole or in part, whereupon the principal of the Note so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company accrued hereunder shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding; and exercise all other remedies available to it under the Note or otherwise; and (ii) in any event with respect to Holdings or the Company described in paragraph (d) or (e) above, the principal of the Note then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company, accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. If, at any time before the Maturity Date, the Note shall have been accelerated pursuant to clause (i) of the preceding sentence, and the Payee shall not have obtained a judgment or decree for the payment of amounts due as a result of such acceleration, the Payee that shall have accelerated the Note may rescind and annul such acceleration and its consequences if (x) the Company shall have paid all principal, interest and other amounts due hereunder or under the Note (other than by reason of such acceleration) and (y) all other Events of Default shall have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right of the Payee or any of them consequent thereon.

ARTICLE VI

Guarantee

SECTION 6.01. Guarantee. Holdings hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Payee, its successors and permitted transferees of the Note the due and punctual payment and performance of the Obligations (whether at stated maturity, by acceleration, by optional prepayment or otherwise), strictly in accordance with the terms thereof. Holdings further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Holdings waives promptness, diligence, presentment to, demand of payment from and protest to the Payee or the Company of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 6.02. Guarantee of Payment; Continuing Guarantee. Holdings further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Payee to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Payee in favor of the Company, any other party, or any other Person. Holdings agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 6.03. No Limitations. (a) Except for termination of Holdings’ obligations hereunder as expressly provided in Section 6.04, the obligations of Holdings hereunder shall be absolute and unconditional and not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of Holdings hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Payee to assert any claim or demand or to enforce any right or remedy under the provisions of the Note or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of the Note or any other agreement; (iii) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (iv) any change in the corporate existence or structure of the Company; (v) any law, regulation, decree or order of any jurisdiction or any event affecting any term of any Obligation; or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of Holdings or otherwise operate as a discharge of Holdings as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(b) To the fullest extent permitted by applicable law, Holdings waives any defense based on or arising out of any defense of the Company or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than the indefeasible payment in full in cash of all the Obligations. To the fullest extent permitted by applicable law, Holdings waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Company.

SECTION 6.04. Termination; Reinstatement. The obligations of Holdings under this Article VI shall terminate when all the Obligations have been paid in full. The obligations of Holdings under this Article VI shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Obligations is rescinded or must be otherwise restored by the Payee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Holdings agrees that it will indemnify the Payee on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Payee in connection with such rescission or restoration.

SECTION 6.05. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Payee has at law or in equity against Holdings by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Holdings hereby promises to and will forthwith pay, or cause to be paid, to the Payee in cash the amount of such unpaid Obligation.

SECTION 6.06. Subrogation. In addition to all such rights of indemnity and subrogation as the Holdings may have under applicable law, the Company agrees that in the event a payment in respect of any Obligation shall be made by Holdings under this Agreement, the Company shall indemnify Holdings for the full amount of such payment and Holdings shall be subrogated to the rights of the Payee to the extent of such payment. All rights of Holdings under this Section and all other rights of Holdings of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated and junior in right of payment to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Company to make the payments required by this Section shall in any respect limit the obligations and liabilities of Holdings with respect to its obligations hereunder, and Holdings shall remain liable for the full amount of the obligations of Holdings hereunder.

SECTION 6.07. Information. Holdings (a) assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Holdings assumes and incurs hereunder, and (b) agrees that the Payee will have no duty to advise Holdings of information known to it regarding such circumstances or risks.

SECTION 6.08. Remedies. Holdings agrees that the obligations of the Company under the Note may be declared to be forthwith due and payable as provided in Article V hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Article V hereof) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by Holdings, in its capacity as a guarantor, for purposes of such Section 6.01.

SECTION 6.09. Maximum Liability. Anything herein to the contrary notwithstanding, the maximum liability of Holdings in its capacity as a guarantor under this Article VI shall in no event exceed the amount which can be guaranteed by Holdings under applicable federal and state laws relating to the insolvency of debtors. Holdings agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Holdings hereunder without impairing the guarantee contained in this Article VI or affecting the rights and remedies of the Payee hereunder.